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                                                                   Exhibit 10(8)


                           FOUNTAIN OIL INCORPORATED

                              EMPLOYMENT CONTRACT



This contract is made 1st day of September 1994, between FOUNTAIN OIL INCORPORATED, a Delaware, U.S.A. registered company (hereinafter referred to as the COMPANY) on the one part, and NILS N. TRULSVIK (hereinafter referred to as the EMPLOYEE) on the other part.

Whereas the Parties have agreed as follows:

1. PERIOD/TERMINATION OF EMPLOYMENT. This agreement commences 1st day of September, 1994 and can be terminated by either Party by giving to the other Party six months notice in writing.

2. POWERS AND DUTIES. The Company has employed the Employee to serve as EXECUTIVE VICE PRESIDEN, INTERNATIONAL OPERATION. The Employee in this position will report to the Chief Exeuctive Officer. The Employee shall exercise such powers and perform such duties in relation to the business of the Company as may from time to time be vested in or assigned to him/her by the Company and shall comply with all reasonable direction from time to time given to him/her by the Company. A job description will be written for the position outlining the major responsibilities and duties.

3. WORK LOCATION. The Employee will be located at the Company's office in Asker, Norway. Transfer to another location and/or position within the Company and its Branches could happen at a later stage. The Company will endeavour to accommodate the Employee's wishes as far as is practicable in this respect.

4. CONFIDENTIAL INFORMATION. The Employee shall not either during the continuance of his/her employment hereunder or thereafter use to the detriment or prejudice of the Company or (except in the proper course of his/her duties hereunder) divulge to any person any trade secret or any other confidential information concerning the business or affairs of the Company which may have come to his/her knowledge during his/her employment hereunder.

5. COMPANY INFORMATION. The Employee shall at all times promptly give to the Company all such information and explanations as it may require in connection with matters relating to his/her employment hereunder or relating to the business of the Company.

6. RETURN OF DOCUMENTS ETC. The Employee shall promptly whenever required by the Company (and in any event upon the termination of his/her employment hereunder) deliver to the Company all lists of clients or customers, correspondence and all other
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     documents, papers and records which may have been prepared by him/her or have come into his/her possession in the course of his/her employment hereunder, and the Employee shall not be entitled to and shall not retain any copy thereof. Title and copyright thereto shall vest in the Company.

7. REMUNERATION. The Employee shall be paid by way of remuneration for his/her services during his/her employment hereunder a basic salary at the rate of NOK1,000,000 per annum.

     Such salary as above shall be paid by equal monthly installments. At the end of each fiscal year possible changes in the Employee's remuneration shall be discussed and decided by the Company.

     In addition the Company will, with effect from 1 April, 1995, pay for Pension/Insurance package at the cost of 12.5% of regular salary (excluding any overtime, bonus, etc.). The local management of each company and/or Branch will determine the Group policies to be entered into bearing in mind the package should cover as a minimum (a) Life Insurance with death and disability of USD 100,000 and (b) Income Protection with disability of USD 1,500 per month index linked, starting after 6 months. Within the above framework, the Employee is free to decide how the remainder of the 12.5% allowance is to be used on (a) Pension (b) Life Insurance (c) Income protection (permanent health insurance) (d) Private Health Care and (e) Accident Insurance.

     The Company reserves the right to review the 12.5% contribution every 3 years.

8. EXPENSES. The Company shall reimburse the Employee all reasonable travelling, hotel, entertainment and other out of pocket expenses that he/she may incur in the execution of his/her duties hereunder in accordance with a budget approved by the Company.

9. HOLIDAYS. In addition to Bank and other Public holidays the Employee shall be entitled to 25 working days holiday in every calendar year to be taken at such time or times as may be approved by the Company.

10. SICKNESS/INJURY. The Company shall pay to the Employee Statutory Sick Pay (hereinafter referred to as SSP) in accordance with regulations prevailing in the country of residence. These payments will be supplemented by the Company up to full salary for the first 12 months of absence from work due to sickness or injury. From 13 months the Employee shall be entitled to disability payment as provided for under the Permanent Health Insurance package as well as any State support.

11.  SPECIAL TERMS.
     (a) BONUS SCHEME. The Employee will participate in the management bonus scheme and share option scheme, to be established for the Company.

     (b) TELEPHONE/FACSIMILE. The Company will pay for home telephone, mobile phone, and home facsimile on behalf of the Employee.

     (c)  NEWSPAPERS.  The Company will pay for two daily newspapers.
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     (d) MEMBERSHIP IN PROFESSIONAL ORGANISATIONS/CLUBS.  The Company will pay membership fees in professional organisations/Clubs up to a maximum annual cost of US$750.


/s/ Oistein Nyberg                              London  9. October 1995
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Signature/Company                               Place and Date



/s/ Nils N. Trulsvik                            Oslo  24. October, 1995
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Signature/Employee                              Place and Date